Exhibit 99.1

Ocean Power Technologies Secures $1.6 Million Order for Multiple WAM-V 16s from Sulmara

Ocean Power Technologies Strengthens Collaboration with Sulmara Demonstrating Commitment to Sustainable Offshore Solutions

MONROE TOWNSHIP, N.J., Oct. 24, 2023 - Ocean Power Technologies, Inc. (“OPT” or “the Company”) (NYSE American: OPTT), a leader in innovative and cost-effective low-carbon marine power, data, and service solutions, today announced it has received an additional volume order from Sulmara, a prominent player in offshore services, of WAM-V 16 uncrewed surface vehicles (USVs) making this the largest single order of WAM-Vs to date. The order, valued at $1.6 million, underscores OPT’s commitment to providing innovative and sustainable solutions for the offshore industry. Due to demand, production is already underway to support and will allow for revenue recognition this fiscal year.

The WAM-V 16, known for its unparalleled versatility and exceptional performance, will enable Sulmara to continue to redefine the way that marine data is collected. Designed to adapt to various marine environments and applications, the WAM-V 16 offers unmatched reliability, maneuverability, and modularity that empowers remote marine operations like never before.

Commenting on this significant achievement, OPT’s CEO, Philipp Stratmann, expressed his enthusiasm for the collaboration with Sulmara: “We are delighted to expand our partnership with Sulmara and provide them with our state-of-the-art WAM-V 16 uncrewed surface vehicles. This order reflects our commitment to enhancing the efficiency and sustainability of offshore operations. We are proud to collaborate with a company like Sulmara, which shares our vision for the future of ocean technology. This contract, and others we are finalizing, is testament to the quality of our product lines and operators. “

Sulmara, recognized for its commitment to the environment while delivering world-class offshore survey services, envisions OPT’s WAM-V 16 as a valuable addition to their fleet. The WAM-V 16 will bolster capabilities in various subsea applications, including hydrographic survey, remote inspections, UXO detections, and environmental monitoring, across many markets, including global offshore wind development.

“Our investment in a fleet of bespoke WAM-V USVs is marking another pivotal step in our ongoing mission to decarbonize the offshore industry”, commented Sulmara’ s COO, Carlo Pinto. “This strategic move not only demonstrates our dedication to environmental sustainability but also consolidates our role as an industry pioneer in adopting innovative solutions.

The collaboration with OPT is proof of their unwavering support and alignment with our environmental and forward-thinking goals. Together, we aim to pave a greener path forward for the offshore sector.”

Ocean Power Technologies is proud to be a leader in providing sustainable solutions for the maritime industry and aims to continue pushing the boundaries of what is possible in the world of ocean technology. This order from Sulmara exemplifies the growing interest in innovative, environmentally responsible solutions to the challenges facing the offshore industry today.

For more information on Ocean Power Technologies please visit our website at: www.OceanPowerTechnologies.com

About Ocean Power Technologies:

OPT, a leader in innovative and cost-effective, low carbon marine data, power, and consulting services, provides intelligent maritime solutions and services that enable safer, cleaner, and more productive ocean operations for the defense and security, oil and gas, science and research, and offshore wind markets. Our PowerBuoy® platforms provide clean and reliable electric power and real-time data communications for remote maritime and subsea applications. We also provide WAM-V® autonomous surface vessels (ASV) and marine robotics services through our wholly owned subsidiary Marine Advanced Robotics and strategic consulting services including simulation engineering, software engineering, concept design and motion analysis through our wholly owned subsidiary 3Dent. We are headquartered in Monroe Township, New Jersey, and have offices in Houston, Texas, and Richmond, California. To learn more, visit www.OceanPowerTechnologies.com.

Forward-Looking Statements

This release may contain forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the U.S. Securities and Exchange Commission for further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Contact Information

Investors: 609-730-0400 x401 or InvestorRelations@oceanpowertech.com

Media: 609-730-0400 x402 or MediaRelations@oceanpowertech.com